Exhibit 21

Subsidiaries of the Registrant

The following is a list of subsidiaries of FactSet Research Systems Inc., a Delaware corporation, as of August 31, 2018

Name of Subsidiary	State or Country of Incorporation or Organization

BancScientific Inc.	New York
BI-SAM Inc.	Delaware
BI-SAM Limited	England / Wales
BI-SAM Technologies, S.A	France
Bravo Consult EOOD	Bulgaria
Code Red, Inc.	Massachusetts
Cymba Technologies Limited	England / Wales
FactSet Benelux B.V.	Netherlands
FactSet Brasil Consultoria Ltda.	Brazil
FactSet Canada, Inc.	Canada
FactSet China Co., Ltd.	China
FactSet Data Systems, Inc.	Delaware
FactSet Delaware, LLC	Delaware
FactSet Digital Solutions AG	Switzerland
FactSet Digital Solutions GmbH	Germany
FactSet Digital Solutions Holdings GmbH	Germany
FactSet Digital Solutions Ltd.	England / Wales
FactSet Digital Solutions Oy	Finland
FactSet Digital Solutions, LLC	Delaware
FactSet Europe Limited	England
FactSet Europe S.à.r.l.	Luxembourg
FactSet France Inc.	Delaware
FactSet France S.a.r.l	France
FactSet GmbH	Germany
FactSet Hong Kong Limited	Hong Kong
FactSet Ireland Limited	Ireland
FactSet Italia S.R.l.	Italy
FactSet JCF SAS	France
FactSet Limited	Delaware
FactSet Mergerstat, LLC	Delaware
FactSet Pacific, Inc.	Delaware
FactSet Pacific, Inc.	Australia
FactSet Pacific, Inc.	Japan
FactSet Philippines, Inc.	Philippines
FactSet Research Limited	New York
FactSet Research Systems South Africa Pty. Ltd.	South Africa
FactSet Singapore Pte. Ltd.	Singapore
FactSet Spain SL	Spain
FactSet Sweden AB	Sweden
FactSet Systems India Private Limited	India
FactSet (UAE) LLC	United Arab Emirates
FactSet UK Limited	England / Wales
FinAnalytica Inc.	Washington
LionShares Europe SAS	France
P.A.N. Securities, L.P.	Delaware
Portware International, LLC	Delaware
Portware International, LLC	England / Wales
Portware, LLC	Delaware
PTS NET, LLC	Delaware
SIA FactSet Latvia	Latvia
StreetAccount LLC	Wyoming
Vermilion Holdings Limited	Scotland
Vermilion Software Inc.	Delaware
Vermilion Software Limited	England / Wales
Vermilion Software PTE	Singapore